Exhibit 7.11
SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE AND FIRST
AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT LOAN
AGREEMENT
     THIS “Amendment” is effective as of December 12, 2006 by and between Robert J. Amsdell and Barry L. Amsdell (hereinafter collectively “Borrower”) and The Huntington National Bank (hereinafter “Bank”).
WITNESSETH:
     WHEREAS, Amsdell Holdings I, Inc. (“Holdings”) executed its certain Revolving Promissory Note (hereinafter “Note”) dated January 11,2001, whereby Holdings promised to pay to the Bank, on or before December 12, 2003, the sum of Ten Million Dollars ($10,000,000.00) (the “Loan”) together with interest at the rate set forth therein; and
     WHEREAS, Borrower assumed all of Holding’s obligations under the Note pursuant to that certain Assignment and Assumption Agreement by and among Borrower, Holdings and Bank dated as of December 12, 2003; and
     WHEREAS, Borrower and Bank have entered into that certain Third Amended and Restated Revolving Credit Loan Agreement dated as of December 12, 2003 (the “Loan Agreement”) at which time the Bank held the Lorain County Property, the Self Storage Facility Properties, and the Vero Beach Property (each as defined in the Loan Agreement) as security for the Loan; and
     WHEREAS, Borrower and Bank entered into that certain First Amendment to Revolving Promissory Note effective as of December 12, 2003 (the “Fist Amendment to Note”): and
     WHEREAS, Robert J. Amsdell and Bank entered into that certain Open-End Mortgage, Assignment of Leases, Rents and Security Agreement, on January 4, 2002, as amended by that certain First Amendment to Open-End Mortgage, Assignment of Leases, Rents and Security Agreement (Lorain County, Ohio) dated as of December 12, 2003 (together, hereinafter the “Mortgage”): and
     WHEREAS, Borrower, Bank and Acquiport/Amsdell I Limited Partnership (“Additional Borrower”), entered into that certain Consent Agreement, dated as of July 23, 2004 (“Consent Agreement”); and
     WHEREAS, the Bank was repaid the amount of the Loan allocated to the Vero Beach Property ($732,330.00) prior to the IPO (as defined in the Consent Agreement) of U-Store-It and pursuant to Section 14(d) of the Consent Agreement, upon receipt of such repayment, Bank released its Lien and any other security interest on the Vero Beach Property and forever discharged the Additional Borrower, its successors and assigns, from any and all obligations and liabilities whatsoever, known or unknown, at law or in equity under or in respect of the Loan and the Loan Documents and Sections 14(a) and 14(b) of the Consent Agreement immediately ceased to have any force or effect; and
     WHEREAS, the Bank had also released the Mortgage and any and all other security interest in the Lorain County Property, and the Self Storage Facility Properties prior to this Amendment; and

     WHEREAS, Borrower has requested the Bank to: (i) extend the maturity date of the Loan to December 12, 2009; (ii) make available to Borrower for re-advance under the Note an additional amount up to $2,000,000.00; and (iii) eliminate the requirement of Borrower to pledge Properties (as defined in the Loan Agreement) to secure the Loan.
     NOW, THEREFORE, in consideration of the mutual promises herein contained, Borrower and Bank, for themselves, their heirs, executors, administrators, personal representatives, successors and assigns, hereby agree as follows:
     1. The parties hereto agree that the Note and all other instruments evidencing, securing or relating to the Loan are hereby amended to reflect a maturity date of December 12, 2009, for the Loan and all indebtedness arising out of the Note and all other instruments evidencing, securing or relating to the Loan. Notwithstanding anything to the contrary contained the First Amendment to Promissory Note, Bank shall make available to the Borrower under the Note, an additional amount equal to $2,000,000.00, which shall be disbursed pursuant to the terms of the Loan Agreement.
     2. The third sentence of Section 1.1 of the Loan Agreement which states as follows is hereby deleted in its entirety: “Subject to the closing conditions for acquisition of a Property and disbursement of Loan funds for construction of improvements thereon, as set forth in Section 2 herein, the proceeds of the Loan may be advanced, repaid and readvanced in partial amounts prior to June 1, 2006, provided, however, that Borrower may continue to draw Loan proceeds thereafter only for the cost of improvements to Properties acquired prior to June 1, 2006.”
     3. Notwithstanding anything contained to the contrary in the First Amendment to Promissory Note, the first paragraph on page 1 of the Note is hereby deleted in its entirety and replaced with the following:
     FOR VALUE RECEIVED, the undersigned Robert J. Amsdell and Barry L. Amsdell, jointly and severally promise to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the “Bank,” which term shall included any holder thereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank’s offices, the sum of Ten Million and No/100 Dollars ($10,000,000.00), or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid (hereinafter referred to as the “Principal Sum”), together with interest as hereinafter provided and payable at the time(s) and in the manner(s) hereinafter provided. The proceeds of the loan evidence hereby may be advanced, repaid and readvanced in partial amounts until December 12, 2009, provided that no Event of Default has occurred hereunder. The undersigned agrees that all advances made by the Bank will be made pursuant to the terms of the Loan Agreement and evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agree that the sum or sums shown on the most recent printout from the Bank’s electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

     4. Notwithstanding anything to the contrary contained in the Loan Agreement as of the date hereof, no further Properties shall be required to be pledged as security for the Loan. Furthermore, Section 1.2(ii), (iii), (iv), and (v) as set forth in the Loan Agreement and which states as follows is hereby deleted in its entirety: “(ii) the pledge of a first Mortgage lien on the Property or Properties and assignment of rents and leases on the Properties (the “Mortgages”); (iii) a security interest in the furnishings, fixtures and equipment and other tangible and intangible property acquired for, used in connection with or arising from the use or operation of the Property or Properties; (iv) a security interest in all management agreements, leasing agreements, operating agreements and franchise agreements arising from the use or operation of the Property or Properties; (v) UCC fixture and personal property financing statements.”
     5. Furthermore, Bank and Borrower agree that Sections 2.2, 2.3, 2.4, 3(in its entirety), 4.10(e), 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 6(c), 7.1(d), 7.1(l), 7.1(m), 7.1(n), 7.1(q), and Section 7.2(iii) which reads: “(iii) Lender may foreclose the Mortgages;” as set forth in the Loan Agreement are hereby all deleted in their entirety and shall have not further force or effect.
     6. Other than as modified herein, the terms and conditions of the Note and all other documents executed in connection therewith shall remain in full force and effect as if fully rewritten herein.
     7. Borrower hereby declares that Borrower has no setoffs, counterclaims, defenses or other causes of action against Bank arising out of the Loan or any documents mentioned herein; and to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.
     8. Borrower and Bank further covenant and agree to execute any and all other documents required to extend the maturity of the Note, modify the Loan Agreements, release the Mortgage, and release any other security against any Properties; and Borrower further covenants and agrees to reimburse the Bank for its costs, including, but not limited to, attorney’s fees, appraisal fees, title insurance fees and premiums and recording costs, related to this extension.
     9. The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States after this Note becomes due and waive the issuance and service of process, enter an appearance and confess a judgment against the undersigned in favor of any holder of this Note for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. If any judgment against Borrower is vacated for any reason, this warrant of attorney may be used to obtain additional judgments. The attorney-at-law authorized hereby to appear for Borrower may be an attorney-at-law representing Bank, and Borrower expressly waives any conflict of interest that may exist by virtue of such representation. Borrower also agrees that the attorney acting for Borrower and as set forth in this section may be compensated by Bank for such services.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the day and year first above written.

The Huntington National Bank
By:	/s/ Ryan J. Terreno
	Name:	Ryan J. Terreno
	Title:	V.P.

WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURN GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

/s/ Robert J. Amsdell
Robert J. Amsdell, individually

WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURN GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

/s/ Barry L. Amsdell
Barry L. Amsdell, individually